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                                                                     EXHIBIT 2.1



                        TABLE OF EXHIBITS AND SCHEDULES
                                       TO
                 AGREEMENT OF MERGER AND PLAN OF REORGANIZATION



* Exhibit A        Bylaws of Sub and of Surviving Corporation
* Exhibit B        Form of Voting Agreement
* Exhibit C        Form of Affiliates' Agreement


* Schedule 4.1         Subsidiaries, Etc.
* Schedule 4.2         Stock Rights
* Schedule 4.4         Conflicts; Consents
* Schedule 4.6         Additional Material Liabilities
* Schedule 4.8         River Oaks Permits, Etc.
* Schedule 4.9         Facilities and Real Property
* Schedule 4.10(a)     Certain Encumbrances
* Schedule 4.10(b)     Leases
* Schedule 4.10(c)     Wetlands
* Schedule 4.12        Condition of Facilities
* Schedule 4.14        Environmental Matters
* Schedule 4.15        Employee Plans
* Schedule 4.16        Employment Matters
* Schedule 4.17        Other Material Agreements
* Schedule 4.18        Litigation
* Schedule 4.23        Medical Staff Matters
* Schedule 4.25        Trade Names
* Schedule 6.1         Changes


* Omitted Exhibits and Schedules

Upon written request, the Registrant will provided copies of any of the referenced omitted exhibits and schedules.